Exhibit 99.1

Friday, June 11, 2010, For Immediate Release

Press Release

Heartland Express, Inc. Declares Regular Quarterly Dividend

NORTH LIBERTY, IOWA -June 11, 2010 - Heartland Express, Inc. (Nasdaq: HTLD) The Board of Directors of Heartland Express, Inc. announced today the declaration of a regular quarterly cash dividend. The $0.02 per share dividend will be paid on July 2, 2010 to shareholders of record at the close of business on June 22, 2010. A total of approximately $1.8 million will be paid on the Company's 90.7 million outstanding shares of common stock.

Heartland Express, Inc. implemented a quarterly cash dividend program in the third quarter of 2003. This is the Company's twenty-eighth consecutive quarterly cash dividend.

The press release may contain forward-looking statements, which are based on information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement to the extent it becomes aware that it will not be achieved for any reason.

For further information contact
Michael J. Gerdin, President
John P. Cosaert, ExecVP; CFO
Heartland Express, Inc.